Exhibit 10.4

FORM OF

STOCKHOLDERS AGREEMENT

OF

SPANSION INC.

AS OF                     , 2005

STOCKHOLDERS AGREEMENT

OF

SPANSION INC.

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of                     , 2005 (the “Effective Date”), is by and among AMD INVESTMENTS, INC., a Delaware corporation (“AMD Investments”), SPANSION INC., a Delaware corporation (the “Corporation”), ADVANCED MICRO DEVICES, INC., a Delaware corporation (“AMD”), and FUJITSU LIMITED, a Japanese corporation (“Fujitsu”). AMD Investments and Fujitsu are sometimes hereafter referred to, collectively, as the “Stockholders” and, individually, as a “Stockholder.”

WHEREAS, the Corporation has an authorized capital of [                    ] shares of common stock, consisting of [                    ] shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), one (1) share of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), one (1) share of Class C Common Stock, par value $0.001 per share (the “Class C Common Stock”), [                    ] shares of Class D Common Stock, par value $0.001 per share (the “Class D Common Stock” and together with the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, the “Common Stock”), and [                    ] shares of Preferred Stock, $.001 par value per share (the “Preferred Stock”).

WHEREAS, immediately prior to the execution of this Agreement, AMD Investments contributed its membership interests in Spansion LLC, a Delaware limited liability company, and certain intellectual property to the Corporation and Fujitsu contributed all of the outstanding stock of Fujitsu Microelectronics Holding, Inc., a Delaware corporation, and certain intellectual property to the Corporation, in each case in exchange for shares of Common Stock of the Corporation;

WHEREAS, in connection with the contribution, AMD Investments now owns [                    ] shares of Common Stock, consisting of [                    ] shares of Class A Common Stock and one (1) share of Class B Common Stock, and Fujitsu owns [                    ] shares of Common Stock, consisting of [                    ] shares of Class D Common Stock and one (1) share of Class C Common Stock;

WHEREAS, all of the outstanding shares of Class D Common Stock will automatically, without any act or deed on the part of the Corporation or any other person, convert in to shares of Class A Common Stock on a share-per-share basis as provided in the Certificate of Incorporation;

WHEREAS, AMD Investments is an indirect wholly owned subsidiary of AMD; and

WHEREAS, the Stockholders desire to promote their mutual interests by imposing certain restrictions and obligations on each other and on the shares of Common Stock, and, further, to provide for matters pertaining to the management and governance of the Corporation.

NOW, THEREFORE, in consideration of the conditions and provisions contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 DEFINITIONS. The following terms shall, for the purposes of this Agreement and the Schedules and Exhibits hereto, have the following meanings (terms defined in the singular or the plural include the plural or the singular, as the case may be):

“Affiliate” of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. A Person shall be deemed an Affiliate of another Person only so long as such control relationship exists. The parties acknowledge and agree that neither Fujitsu nor AMD is presently controlled by any other Person. Notwithstanding the foregoing, a Spansion Entity shall not be deemed to be an Affiliate of either Fujitsu or AMD, except where expressly provided in this Agreement.

“Aggregate Ownership Interest” shall mean, with respect to each Stockholder, the quotient, expressed as a percentage, obtained by dividing (a) the aggregate number of shares of Common Stock of the Corporation held by such Stockholder or its Affiliates by (b) the aggregate number of outstanding shares, on an as converted to Common Stock basis (but for a period of three years from the date of the Corporation’s initial public offering of Common Stock, excluding any shares of Common Stock issued or issuable upon conversion of, or as dividends on, the Corporation’s Mandatory Convertible Preferred Stock issued concurrently with the Corporation’s initial public offering of Common Stock), of Common Stock of the Corporation.

“Board” shall mean the Board of Directors of the Corporation.

“Business Day” means any day other than a day on which commercial banks in California or Tokyo are required or authorized to be closed.

“Certificate of Incorporation” shall mean the Certificate of Incorporation of the Corporation as in effect as of the date of this Agreement, as the same may be amended from time to time in accordance with the terms thereof.

“Class A Directors” shall mean, collectively, the directors of the Board elected by the holders of Class A Common Stock in accordance with the Certificate of Incorporation.

“Class B Directors” shall mean, collectively, the directors of the Board elected by the holders of the Class B Common Stock in accordance with the Certificate of Incorporation.

“Class C Director” shall mean, collectively, the director of the Board elected by the holders of the Class C Common Stock in accordance with the Certificate of Incorporation.

“Commission” shall mean the Securities and Exchange Commission, or any successor agency performing the functions currently performed by the Securities and Exchange Commission.

“Competing Business” means any business engaged in the development, production, manufacture, marketing, distribution, promotion or sale of Stand-Alone NVM Products in any country in the world in which the Corporation conducts its business.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any foreign, domestic, national, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“NVM” means a non-volatile memory device wherein information stored in a memory cell is maintained without power consumption and the write time (including erase time if there is an erase operation prior to a write operation) exceeds the read time allowing the device to function primarily as a reading device.

“Person” means any person or entity, whether an individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, other legal entity or Governmental Authority.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Spansion Entity” means the Corporation, or any of its directly or indirectly majority owned subsidiaries (whether organized as corporations, limited liability companies or other legal entity).

“Stand-Alone NVM Product” means a semiconductor product (including a single chip or a multiple chip or system product) containing NVM dedicated to data storage wherein all circuitry (including logic circuitry) contained therein is solely to accept, store, retrieve or access information or instructions and cannot manipulate such information or execute instructions.

“Transfer” (including, with correlative meaning, the term “Transferred”) means, with respect to any capital stock (or other ownership interest) in any Person or portion thereof, a sale, conveyance, exchange, assignment, gift, bequest or other transfer or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by operation of law), or an agreement to do any of the foregoing.

SECTION 1.2 USAGE GENERALLY; INTERPRETATION. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references herein to Articles and Sections shall be deemed to be references to Articles and Sections of this Agreement unless the context otherwise requires. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

ARTICLE II

VOTING PROVISIONS

SECTION 2.1 VOTING AGREEMENTS.

(a) Upon the conversion of the Class D Common Stock into Class A Common Stock, the Stockholders agree to vote (or cause to be voted) all shares of Class A Common Stock held by them or their respective Affiliates so as to cause the election of each Class A Director proposed for election by the Nominating Committee of the Board in accordance with the Certificate of Incorporation.

(b) The appointment of the Chairman of the Board will be as follows:

(i) Until the Corporation’s 2007 annual stockholder meeting, the Chairman of the Board will be the Class C Director, subject to the approval of a majority of the Class B Directors, which approval shall not be unreasonably withheld; provided, however, that until the Corporation’s 2007 annual stockholder meeting (but not thereafter) the holder of Class C Common Stock may, at its discretion select any Class B director, instead of the Class C Director, as the Chairman of the Board; provided further, however, that if the office of the Chairman of the Board so selected by the holder of Class C Common Stock becomes vacant resulting from death, resignation, disqualification, removal or other cause, the Chairman of the Board will be the Class C Director as provided above in this Section 2.1(b)(i);

(ii) From the date of the Corporation’s 2007 annual stockholder meeting until the date of the Corporation’s 2010 annual stockholder meeting, the Chairman of the Board will be selected by the Class B Directors, subject to the approval of the Class C Director, which approval shall not be unreasonably withheld;

(iii) the right to appoint the Chairman of the Board by the Class B Directors or the Class C Director will continue rotating every three (3) years in the manner set forth in Section 2.1(b)(i) and 2.1(b)(ii) provided, however, that if either AMD’s or Fujitsu’s Aggregate Ownership Interest falls below fifteen percent (15%), then neither Stockholder shall any rights or obligations under this Section 2.1(b).

(c) The Stockholders agree to vote (or cause to be voted) all shares of Common Stock held by them or their respective Affiliates to approve any amendment to the Corporation’s Certificate of Incorporation necessary to increase the authorized number of shares of Class A Common Stock for the purpose set forth in Article IV, Section 3(x) of the Certificate of Incorporation.

SECTION 2.2 BOARD OBSERVERS. The parties agree that for so long as a Stockholder’s Aggregate Ownership Interest is greater than or equal to five percent (5%), such Stockholder shall have the right to have one (1) representative attend Board meetings as a non-voting participant.

ARTICLE III

TRANSFERS.

SECTION 3.1 NOTICE OF TRANSFER. Prior to any direct or indirect Transfer of Transfer Shares pursuant to Section 3.2, such Stockholder shall give the other Stockholder written notice within ten (10) Business Days of such Transfer.

SECTION 3.2 PERMITTED TRANSFERS

(a) Prior to the conversion of the Class D Common Stock into Class A Common Stock, no Stockholder or any of its Affiliates may Transfer any of its right, title or interest in (i) any Common Stock or (ii) any of their Affiliates (“Subject Affiliates”) which beneficially own, either directly or indirectly, any Common Stock, to any transferee unless such transferee is an Affiliate of either AMD or Fujitsu with respect to which AMD or Fujitsu, as applicable, owns a majority of the capital stock entitled to vote for the election of directors (or similar management body) of such Affiliate.

(b) After the conversion of the Class D Common Stock into Class A Common Stock, each Stockholder or its Affiliates may Transfer any of its right, title or interest in (i) some or all of its Common Stock (“Transfer Shares”) or (ii) any of its Affiliates which beneficially own, either directly or indirectly, any Common Stock; provided, however, that no Stockholder or its Affiliates shall knowingly Transfer, directly or indirectly, a number of Transfer Shares equal to or greater than one percent (1%) of the Common Stock outstanding, calculated on an as converted to Common Stock basis, at the time of such Transfer, in a single transaction or series of related transactions, to any Person whose principal business is a Competing Business, without the prior written consent of the other Stockholder; such consent to be given or withheld within ten (10) Business Days of receipt of written notice and, after June 30, 2007, such consent not to be unreasonably withheld. In the event of any Transfer of Transfer Shares or interests in Subject Affiliates, a transferee (or subsequent transferee) shall be entitled to the rights and privileges set forth in this Agreement and shall be bound and obligated by the provisions of this Agreement, each to the extent applicable to the transferor.

(c) As a condition to a Transfer of Transfer Shares or interests in Subject Affiliates permitted pursuant to Section 3.2(a) or 3.2(b), each transferee shall, prior to such Transfer, agree in writing to be bound by all of the provisions of this Agreement and no such transferee shall be permitted to make any Transfer which the original transferor was not permitted to make. In connection with any Transfer of Transfer Shares or interests in Subject Affiliates pursuant to Section 3.2(a) or 3.2(b), the transferee shall execute and deliver to the Stockholders and the Corporation such documents as may reasonably be requested by such Stockholders or the Corporation to evidence the same.

ARTICLE IV

STOCKHOLDER FINANCINGS

With respect to each Stockholder’s or its respective Affiliates’ obligations under any loans, guarantees or other financial support provided by such Stockholder or its Affiliates to or for the benefit of the Corporation outstanding as of the date of this Agreement (any such obligation, a “Stockholder Financing”), the Corporation shall not, without the applicable Stockholder’s consent, extend the maturity date, or otherwise amend any term that would increase the Corporation’s financial or other obligations under, or extend the maturity of, any Stockholder Financing.

ARTICLE V

REGISTRATION RIGHTS IN CLASS A COMMON STOCK

Any shares of Class A Common Stock held by AMD or Fujitsu or their Affiliates will have the registration rights set forth on Annex A attached hereto, which is incorporated herein by reference and made a part hereof as if included in full herein.

ARTICLE VI

ACCESS TO INFORMATION

SECTION 6.1 RESTRICTIONS ON DISCLOSURE OF INFORMATION. Each party will, and each party will cause its respective representatives to, hold in strict confidence, with at least the same degree of care that applies to each party’s confidential and proprietary information (“Information”) pursuant to policies in effect as of the Effective Date, all Information concerning the other parties furnished pursuant to this Agreement. Notwithstanding the foregoing, each party and its representatives may disclose such Information to the extent that such party can demonstrate that such information is or was (i) in the public domain other than by the breach of this Agreement or by breach of any other agreement between or among the parties relating to confidentiality, or (ii) lawfully acquired from a third person on a non-confidential basis or independently developed by, or on behalf of, such party by persons who do not have access to, or descriptions of, any such Information. Each party will maintain, and will cause its respective representatives to maintain, policies and procedures, and develop such further policies and procedures as will from time to time become necessary or appropriate, to ensure compliance with this Section 6.1.

SECTION 6.2 LEGALLY REQUIRED DISCLOSURE OF INFORMATION. If any party or representatives (the “Disclosing Party”) becomes legally required to disclose any Information that it is otherwise obligated to hold strict confidence pursuant to Section 6.1, such party will promptly notify the Person that owns the Information (the “Owning Party”) and will use all commercially reasonable efforts to cooperate with the Owning Party so that the Owning Party may seek a protective order or other appropriate remedy and/or waive compliance with this Section 6.2. All expenses reasonably incurred by the Disclosing Party in seeking a protective order or other remedy will be borne by the Owning Party. If such protective order or other remedy is not obtained, or if the Owning Party waives compliance with this Section 6.2, the Disclosing Party will

(a) disclose only that portion of the Information which its legal counsel advises it is legally required to disclose, (b) use all commercially reasonable efforts to obtain reliable assurance requested by the Owning Party that confidential treatment will be accorded such Information and (c) promptly provide the Owning Party with a copy of the Information so disclosed, in the same form and format so disclosed, together with a list of all Persons to whom such Information was disclosed.

SECTION 6.3 ACCESS TO INFORMATION. For as long as AMD’s and Fujitsu’s respective Aggregate Ownership Interest is equal or greater than ten percent (10%), Spansion will cooperate with and afford, and will cause its respective representatives to cooperate with and afford, to AMD and Fujitsu or their respective Affiliates, as the case may be, reasonable access upon reasonable advance written request to all Information (other than Information which is (a) protected from disclosure by the attorney-client privilege or work product doctrine, (b) proprietary in nature, (c) the subject of a confidentiality agreement between such party and a third Person which prohibits disclosure to the other party or (d) prohibited from disclosure under applicable law) owned by Spansion or within Spansion’s or its representative’s possession and which relates to the requesting party’s (the “Requestor”) business, assets or liabilities, and such access is reasonably required by the Requestor (i) to comply with requirements imposed on the Requestor by any Governmental Authority, (ii) for use in any proceeding (except for a litigation matter between the parties), (iii) to satisfy audit, accounting, tax or similar requirements, (iv) to obtain insurance, or (v) to comply with the Requestor’s obligations under this Agreement. In connection with providing Information pursuant to this Section 6.3, Spansion hereto will, upon the request of the other party and upon reasonable advance notice, make available during normal business hours its employees (and those employees of its Representatives) to the extent that they are reasonably necessary to discuss and explain all requested Information with and to the Requestor.

ARTICLE VII

CERTIFICATES

As long as this Agreement shall remain in full force and effect, there shall be inscribed upon each certificate of Common Stock held by a Stockholder the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR IN ANY WAY DISPOSED OF EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF                     , 2005, AND ANY AMENDMENTS THERETO, AMONG ADVANCED MICRO DEVICES, INC., AMD INVESTMENTS, INC., FUJITSU LIMITED, FUJITSU MICROELECTRONICS HOLDING, INC. AND SPANSION INC., A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION. THE HOLDER IS SUBJECT TO THE OBLIGATIONS THEREIN SET FORTH AND ANY SUCH DISPOSITION IN VIOLATION OF SAID STOCKHOLDERS AGREEMENT SHALL BE NULL AND VOID.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED, GRANTED AN OPTION WITH RESPECT TO OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

ARTICLE VIII

TERMINATION

SECTION 8.1 TERMINATION. Except as set forth in Section 8.2, this Agreement shall terminate upon the occurrence of any of the following events:

(a) by election of all of the parties hereto;

(b) the date on which each Stockholder’s Aggregate Ownership Interest falls below ten percent (10%); and

(c) the dissolution of the Corporation.

SECTION 8.2 EXCEPTIONS.

(a) Section 2.2 shall terminate (as to each Stockholder) on the date on which such Stockholder’s Aggregate Ownership Interest falls below five percent (5%);

(b) Section 3.2 shall terminate (as to each Stockholder) on the date on which either Stockholder’s Aggregate Ownership Interest falls below ten percent (10%);

(c) Article IV shall not terminate; and

(d) Article V and Annex A shall terminate in accordance with the provisions set forth in Section 9 of Annex A of this Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 SEVERABILITY. The terms, conditions and provisions of this Agreement are fully severable, and the decision or judgment of any court of competent jurisdiction rendering void or unenforceable any one or more of such terms, conditions or provisions shall not render void or unenforceable any of the other terms, conditions or provisions hereof, and such void or unenforceable term shall be replaced with a valid and enforceable term which would to the greatest degree possible reflect the original intentions of the parties hereunder.

SECTION 9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be given and delivered by messenger, transmitted by telecopy or telegram (in either case followed by reputable overnight courier sent the same day), by reputable overnight courier or mailed by certified mail, postage prepaid, return receipt requested, to the parties at the following addresses (or such other address as shall be specified by such party by like notice), and shall be deemed given on the date on which so delivered by messenger or reputable overnight courier, on the next Business Day following the date on which so transmitted by telecopy, telegram or on the tenth Business Day following the date on which mailed by certified mail:

If to AMD or AMD Investments, to:

Advanced Micro Devices, Inc. / AMD Investments, Inc.

One AMD Place

Sunnyvale, California 94088

Attention: Legal Department

Fax: (408) 774-7399

If to Fujitsu, to:

Fujitsu Limited

Electronic Devices Group

Fuchigami 50 Akiruno-shi

Tokyo 197-0833

Attention: Executive Vice President, Business and Promotion Group

Facsimile: +81-42-532-2550

If to the Corporation, to:

Spansion Inc.

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, CA 94088

Attention: General Counsel

Fax: (408) 774-7443

SECTION 9.3 CAPTIONS. The captions at the heading of each article or section of this Agreement are for convenience of reference only and are not to be deemed a part of the Agreement itself.

SECTION 9.4 ENTIRE AGREEMENT. This Agreement, including the annexes hereto and the other agreements and documents referenced herein or contemplated hereby, constitutes the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement; provided, however, that for the avoidance of doubt nothing set forth herein shall supersede any confidentiality obligations by or among any of the parties hereto that exist on the date hereof.

SECTION 9.5 COUNTERPARTS. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute one and the same agreement.

SECTION 9.6 AMENDMENTS; WAIVER. Amendments to this Agreement may be made from time to time, provided, however, that no amendment, modification or waiver of this Agreement or any provision hereof shall be valid or effective unless in writing and signed by the Corporation ach and every Stockholder. No consent to, or waiver, discharge or release (each, a “Waiver”) of, any provision of or breach under this Agreement shall be valid or effective unless in writing and signed by the party giving such Waiver, and no specific Waiver shall constitute a Waiver with respect to any other provision or breach, whether or not of similar nature. Failure on the part of any party hereto to insist in any instance upon strict, complete and timely performance by another party hereto of any provision of or obligation under this Agreement shall not constitute a Waiver by such party of any of its rights under this Agreement or otherwise.

SECTION 9.7 FURTHER ASSURANCES. Each party shall perform all other acts and execute and deliver all other documents as may be reasonably necessary or appropriate to carry out the purposes and intent of this Agreement.

SECTION 9.8 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its rules on conflicts of laws.

SECTION 9.9 THIRD PARTY BENEFICIARY. Nothing set forth in the Agreement shall be construed to confer any benefit to any third party who is not a party to this Agreement.

SECTION 9.10 ASSIGNMENT. This Agreement is personal to the parties hereto, and no party may (except as set forth in Article III) assign or Transfer the rights accruing hereunder nor may performance of any duties by any party hereunder be delegated or assumed by any other Person without the prior written consent of the other parties hereto.

SECTION 9.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of each party hereto; provided, that no party hereto may Transfer or assign such party’s Common Stock or this Agreement or such party’s rights, interests or obligations hereunder, except in accordance with the terms of this Agreement.

SECTION 9.12 RELATIONSHIP. This Agreement does not constitute any Stockholder, director, or any employee or agent of the Corporation as the agent or legal manager of any Stockholder for any purpose whatsoever and no Stockholder, director or any employee or agent of the Corporation is granted hereby any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of any Stockholder or to bind any Stockholder in any manner or thing whatsoever.

SECTION 9.13 DISPUTE RESOLUTION. If any party to a dispute or controversy concerning the rights, benefits or obligations set forth in this Agreement determines that a reasonable attempt at settlement has failed, binding arbitration conducted in accordance with the dispute resolution procedure set forth in Annex B attached hereto shall be the exclusive and final forum for settling any disagreement, dispute, controversy or claim arising out of or in any way related to this Agreement or the subject matter thereof or the interpretation hereof or any arrangements relating hereto or contemplated herein or the breach, termination or invalidity hereof.

SECTION 9.14 EQUITABLE REMEDIES. Each party acknowledges that no adequate remedy of law would be available for a breach of Articles II, III, IV, V and VI of this Agreement or by the Corporation of any of its obligations under the Certificate of Incorporation, including without limitation Article IV, Section 3(x) thereunder, and that a breach of any of such Articles of this Agreement or the Certificate of Incorporation by one party would irreparably injure the other parties and accordingly agrees that in the event of a breach of any of such Articles of this Agreement or the Certificate of Incorporation, the respective rights and obligations of the parties hereunder or thereunder shall be enforceable by specific performance, injunction or other equitable remedy (without bond or security being required), and each party waives the defense in any action and/or proceeding brought to enforce this Agreement or the Certificate of Incorporation that there exists an adequate remedy or that the other party is not irreparably injured. Nothing in this Section 9.14 is intended to exclude the possibility of equitable remedies with respect to breaches of other sections of this Agreement.

SECTION 9.15 FEES AND EXPENSES. Except as specifically set forth herein, each party shall be responsible for any legal and other fees and expenses incurred by such party in connection with the negotiation and preparation of this Agreement and the transactions contemplated hereby.

SECTION 9.16 OBLIGATIONS OF AMD. By their signatures below, AMD agrees to be liable for any failure by AMD Investments to perform any of its obligations under this Agreement that run to the benefit of Fujitsu.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AMD INVESTMENTS, INC.	ADVANCED MICRO DEVICES, INC.

By:	By:

Name:	Name:

Title:	Title:

FUJITSU MICROELECTRONICS HOLDING, INC.	FUJITSU LIMITED

By:	By:

Name:	Name:

Title:	Title:

SPANSION INC.

By:

Name:

Title:

ANNEX A

REGISTRATION RIGHTS

Section 1. Definitions

Section 1.1 Capitalized terms used herein without definition have the meanings assigned to such terms in the Stockholders Agreement to which this Annex A is attached. As used in this Annex A, the following terms shall have the following meanings:

“Holder” means any Person who owns Registrable Securities, including any permitted transferee of a Stockholder.

“IPO” means the initial underwritten public offering of the Class A Common Stock pursuant to an effective Registration Statement under the Securities Act.

“Lock-Up Agreement” means the agreement between each Stockholder and the managing underwriter(s) for the IPO, pursuant to which such Stockholder agrees that it will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for any shares of Common Stock now owned or hereafter acquired directly by the Stockholder or with respect to which the Stockholder has or hereafter acquires the power of disposition. Each Lock-Up Agreement shall be binding upon any successors, assigns or other transferees of each Stockholder. No Lock-Up Agreement shall be amended or otherwise modified, nor shall compliance therewith be waived, unless each other Stockholder is given the option, at its sole discretion, to have the same amendment, modification or waiver apply to its Lock-Up Agreement.

“Lock-Up Period” means the period agreed to by each Stockholder and the managing underwriter(s) for the IPO (which shall be the same period for each Stockholder) during which time such Stockholder agrees that it will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for any shares of Common Stock now owned or hereafter acquired directly by the Stockholder or with respect to which the Stockholder has or hereafter acquires the power of disposition.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means any prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means (i) shares of Class A Common Stock issued at any time to AMD Investments and Fujitsu or their respective Affiliates; and (ii) any shares of Class A Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of the shares referenced in (i) above, provided, however, that the shares of Class A Common Stock that are Registrable Securities shall cease to be Registrable Securities (x) upon the consummation of any sale of such shares pursuant to an effective Registration Statement under the Securities Act or Rule 144 promulgated thereunder or (y) at such time as such shares of Class A Common Stock become eligible for sale under Rule 144(k) under the Securities Act.

“Registration Statement” means any Registration Statement and any additional Registration Statement, including (in each case) the Prospectus, amendments and supplements to such Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such Registration Statement to be filed pursuant to the terms of this Annex A.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Underwritten Registration or Underwritten Offering” means a registration in connection with which securities of the Corporation are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement under the Securities Act.

Section 2. “Piggy-Back” Registrations

Section 2.1 If, at any time after the IPO, the Corporation shall determine to register for its own account or the account of others under the Securities Act (including (i) in connection with a public offering by the Corporation other than the IPO or (ii) a demand for registration made by any stockholder of the Corporation including any of the parties hereto) any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to shares of Common Stock to be issued solely in connection with any acquisition of an entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans) it shall send to each Holder written notice of such determination and if, within 30 days after receipt of such notice, such Holder shall so request in writing, the Corporation shall use its commercially reasonable efforts to include in such Registration Statement all or any part of the Registrable Securities such Holder requests to be registered.

Section 2.2 If, in connection with any offering described in Section 2.1 of this Annex A involving an underwriting of Common Stock to be issued by the Corporation, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in the Registration Statement because in its judgment, such limitation is necessary to effect an orderly public distribution, then, in the discretion of such managing underwriter, the Corporation shall include in such Registration Statement only such portion of the Registrable Securities with respect to which such Holders have requested inclusion pursuant hereto as such limitation permits after the inclusion of all shares of Common Stock to be registered by the Corporation for its own account. Any exclusion of Registrable Securities shall be made pro rata among such Holders seeking to include such shares, in proportion to the number of such shares owned by such Holders.

Section 3. “Demand” Registrations

Section 3.1 At any time commencing after the expiration of the Lock-Up Period, each Holder (a “Demand Holder”) may make a written request (each a “Demand Request”) for registration under the Securities Act (a “Demand Registration”) of all or part of the Registrable Securities held by such Holder; provided, however, that if the Registrable Securities requested to be registered shall be less than all of such Demand Holder’s Registrable Securities, the Registrable Securities requested to be registered shall, on the date that the Demand Request is delivered, (i) constitute at least three percent (3%) of the shares of Common Stock outstanding or (ii) have an aggregate minimum market value of at least $25,000,000 before calculation of underwriting discounts and commissions. Each Demand Request shall specify the number of shares of Registrable Securities proposed to be sold by such Demand Holder.

Section 3.2 Within 15 days after receipt of each Demand Request, the Corporation shall give written notice of such Demand Request to all non-requesting Holders. Within 30 days after receipt of such notice, the non-requesting Holders shall provide written notice to the Corporation of their intention to have any or all of their Registrable Securities be included in the Demand Registration. The Corporation shall use its commercially reasonable efforts to file a Registration Statement registering such of the Registrable Securities as may be requested by any Holders thereof (including the Holder or Holders making the initial Demand Request) with the Commission not later than 120 days after receipt of such Demand Request (the “Demand Filing Date”) and shall use commercially reasonable efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing. Both the Demand Request and any request to join in such Demand Request shall be considered a single Demand Request. Any inclusion of Registrable Securities owned by a Demand Holder pursuant to a Demand Request (including a notice of a non-requesting holder to join a Demand Request) shall be deemed to have been effected pursuant to a single Demand Request.

Section 3.3 Notwithstanding any other provision set forth in this Section 3, each Stockholder (together with all of its assignees) shall be entitled to deliver no more than two (2)

Demand Requests; provided, however, that if the Corporation meets the eligibility requirements for using Form S-3, then this limitation shall not apply. In addition, no Holder shall be entitled to deliver a Demand Request within 90 days after the effectiveness of any Registration Statement filed (i) by the Corporation pursuant to an Underwritten Offering by the Corporation or (ii) on behalf of any Demand Holder or any other holder of demand registration rights.

Section 3.4 A registration will not count as a Demand Registration until the Registration Statement registering the shares of such Demand Request has been declared effective by the Commission (unless the Demand Holder withdraws all of its Registrable Securities and the Corporation has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration).

Section 3.5 The Corporation may defer the filing (but not the preparation) of a Registration Statement required by this Section 3 until a date not later than 90 days after the Demand Filing Date if:

(a) there is (i) material non-public information regarding the Corporation which the Board reasonably determines not to be in the Corporation’s best interest to disclose and which the Corporation is not otherwise required to disclose or (ii) there is a significant business opportunity (including but not limited to the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Corporation which the Board reasonably determines not to be in the Corporation’s best interest to disclose; or

(b) prior to receiving the Demand Request, the Board had determined to effect an Underwritten Offering and the Corporation had taken substantial steps and is proceeding with reasonable diligence to effect such offering.

A deferral of the filing of a Registration Statement pursuant to this Section 3.5 shall be lifted, and the requested Registration Statement shall be filed forthwith, if, (x) in the case of a deferral pursuant to clause (a)(i), the material non-public information is made public by the Corporation, (y) in the case of a deferral pursuant to clause (a)(ii), the significant business opportunity is disclosed by the Corporation or is terminated, or (z) in the case of a deferral pursuant to clause (b), the proposed registration for the Corporation’s account is abandoned. In order to defer the filing of a Registration Statement pursuant to this Section 3.5, the Corporation shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each Demand Holder a certificate signed by an executive officer of the Corporation stating that the Corporation is deferring such filing pursuant to this Section 3.5 and an approximation of the anticipated delay. Within twenty (20) days after receiving such certificate, the Demand Request may be withdrawn by those Persons representing a majority of the Registrable Securities being registered on the Registration Statement filed pursuant to such Demand Request upon providing written notice to the Corporation; if withdrawn, the Demand Request shall be deemed not to have been made for purposes of this Annex A.

Section 3.6 If, in connection with any offering described in Section 3.1 of this Annex A, the managing underwriter shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because in its judgment, such limitation is necessary to effect an orderly public distribution, then, in the discretion of such managing underwriter, the Corporation shall include in such Registration Statement only such portion of the Registrable Securities with respect to which such Holders have requested inclusion pursuant hereto as such limitation permits. No shares of Registrable Securities shall be excluded from the Registration Statement unless all other securities of the Corporation (including any securities proposed to be registered by the Corporation for its own account) have been so excluded. Any exclusion of Registrable Securities shall be made pro rata among such Holders seeking to include such shares, in proportion to the number of such shares owned by such Holders.

Section 4. Registration Procedures

Section 4.1. Whenever any Holder has requested that any Registrable Securities be registered pursuant to this Annex A, the Corporation will use its commercially reasonable efforts to effect the registration of such Registrable Securities, and in furtherance thereof the Corporation shall:

(a) prepare and file with the Commission a Registration Statement on any appropriate form under the Securities Act with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective;

(b) prepare and file with the Commission such amendments, including post-effective amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for a period of not less than 180 days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments); (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented;

(c) (i) furnish to the Holders of Registrable Securities to be sold, their counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the reasonable review of such Holders, their counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act.

(d) notify the Holders of Registrable Securities to be sold, their counsel and any managing underwriters as promptly as possible (and in the case of (i) below, not less than five (5) days prior to such filing):

(i) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed;

(ii) when the Commission notifies the Corporation whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement;

(iii) with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(iv) of any request by the Commission or any other federal or state Governmental Authority for amendments or supplements to the Registration Statement or Prospectus or for additional information;

(v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose;

(vi) if at any time any of the representations and warranties of the Corporation contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects;

(vii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and

(viii) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(e) use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(f) if requested by any managing underwriter (which in the case of a Demand Registration shall be selected by mutual agreement of the Corporation and the demand Holder) in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Corporation reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Corporation has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Corporation shall not be required to take any action pursuant to this clause (f) that would, in the opinion of counsel for the Corporation, violate applicable law or be materially detrimental to the business prospects of the Corporation;

(g) furnish to each Holder of Registrable Securities to be sold, their counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission;

(h) promptly deliver to each Holder of Registrable Securities to be sold, their counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Corporation hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

(i) prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders, their counsel and any underwriters in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for at least 180 days and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Corporation to any material tax in any such jurisdiction where it is not then so subject;

(j) cooperate with the selling Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Holders may request at least two Business Days prior to any sale of Registrable Securities;

(k) upon the occurrence of any event contemplated by Section 4(d)(viii) of this Annex A, as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l) use its commercially reasonable efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the securities exchange, quotation system, market or over-the-counter bulletin board on which similar securities issued by the Corporation are then listed and to provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(m) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into), including the following:

(i) make such representations and warranties to such selling Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested;

(ii) in the case of an Underwritten Offering, obtain and deliver copies thereof to the selling Holders and the managing underwriters, if any, of opinions of counsel to the Corporation and updates thereof addressed to each such selling Holder and underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and counsel to the selling Holders covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such counsel and underwriters;

(iii) immediately prior to the effectiveness of the Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the selling Holders and the managing underwriters, if any, of “cold comfort” letters and updates thereof from the independent certified public accountants of the Corporation (and, if necessary, any other independent certified public accountants of any subsidiary of the Corporation or of any business acquired by the Corporation for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling Holder and each of the underwriters, if any, in form and substance as are customary and reasonable in connection with Underwritten Offerings;

(iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, than those set forth in Section 8 of this Annex A (or such other provisions and procedures acceptable to the managing underwriters, if any), and

(v) deliver such documents and certificates as may be reasonably requested by the selling Holders, their counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Corporation;

(n) make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holder or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Corporation and its subsidiaries, and cause the officers, directors, agents and employees of the Corporation and its subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by the Corporation in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than the Corporation and such source is not known by such Person to be bound by a confidentiality agreement with the Corporation; and

(o) comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Corporation after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

Section 4.2. The Corporation may require each selling Holder to furnish to the Corporation information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Corporation may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Corporation, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Section 5. Lock-Up Agreement

Each Holder agrees, if such Holder is so requested by the managing underwriter in the IPO, to enter into a Lock-Up Agreement, provided that, subject to applicable NASD rules, the Lock-Up Period shall not exceed 180 days following the effectiveness of the IPO.

Section 6. Holder Covenants

Each Holder hereby covenants and agrees that:

(a) it will not sell any Registrable Securities under the Registration Statement until it has received notice from the Corporation that such Registration Statement and any post-effective amendments thereto have become effective;

(b) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to a Registration Statement; and

(c) by its inclusion of such Registrable Securities in the Registration Statement that, upon receipt of a notice from the Corporation of the occurrence of any event of the kind described in Section 4.1(d)(iv), (v), (vi), (vii) and (viii) of this Annex A, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing by the Corporation that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

Section 7. Registration Expenses

Except to the extent limited by the applicable state law, all fees and expenses incident to the performance of or compliance with this Annex A by the Corporation shall be borne by the Corporation whether or not pursuant to an Underwritten Offering and whether or not any Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any securities exchange or market on which Registrable Securities are required hereunder to be listed and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any)); (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any; (iii) messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Corporation; (v) fees and disbursements of a single counsel for all selling

Holders; (vi) Securities Act liability insurance, if the Corporation so desires such insurance; (vii) fees and expenses of all other Persons retained by the Corporation in connection with the consummation of the transactions contemplated by this Annex A; and (viii) all of the internal expenses of the Corporation incurred in connection with the consummation of the transactions contemplated by this Annex A (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder) (all such expenses being referred to herein as “Registration Expenses”); provided, however, that except as expressly set forth herein, in no event shall Registration Expenses include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities or any counsel, accountants or other persons (other than a single counsel for all selling Holders) retained by the Holders incurred in connection with the consummation of the transactions contemplated by this Annex A.

Section 8. Indemnification and Contribution

Section 8.1 Indemnification by the Corporation. The Corporation shall, notwithstanding any termination of this Annex A, indemnify and hold harmless each Holder and their agents, counsel, brokers, investment advisors and employees of each of them and each underwriter of the Registrable Securities and their officers, directors, Affiliates, partners and any broker or dealer through whom such shares may be sold and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Holder or any such underwriter to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Corporation by such Holder expressly for use therein, which information was reasonably relied on by the Corporation for use therein or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in any Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Corporation shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Corporation is aware in connection with the transactions contemplated by this Annex A.

Section 8.2 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Corporation, the directors, officers, agents, counsel and employees, each Person who controls the Corporation (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents, counsel or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Corporation specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Corporation for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 8.3 Conduct of Indemnification Proceedings.

(a) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Annex A, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(c) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

Section 8.4 Contribution.

(a) If a claim for indemnification under Section 8.1 or 8.2 is unavailable to an Indemnified Party because of a failure or refusal of a Governmental Authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth herein, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to an indemnification or contribution obligation hereunder.

(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(c) The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

Section 8.5 Rule 144. Following the IPO, the Corporation covenants that:

(a) it will file the reports required to be filed by the Corporation under the Securities Act and the Exchange Act, so to enable the Holders to sell Registrable Securities pursuant to Rule 144 under the Securities Act;

(b) it shall cooperate with any Holder in connection with any sale, transfer or other disposition by such Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act;

(c) it will take such action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell its Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions; and

(d) upon the request of any Holder, it shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 9. Term of Registration Rights.

The rights of Holders with respect to the registration rights granted pursuant to this Annex A shall remain in effect, subject to the terms hereof, so long as there are Registrable Securities or securities which are convertible or exchangeable for Registrable Securities issued and outstanding.

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